Exhibit 10.8

SECURITY AGREEMENT

This security agreement (the “Security Agreement”) is made and given as of this 7th day of December, 2010, by Biovest International, Inc., a Delaware corporation with a place of business at 8500 Evergreen Boulevard NW, Coon Rapids, MN 55433 (the “Borrower”) in favor of THE ECONOMIC DEVELOPMENT AUTHORITY IN AND FOR THE CITY OF COON RAPIDS, a municipal corporation under the laws of Minnesota, with its offices at 11155 Robinson Drive, Coon Rapids, Minnesota, 55433, and its endorsees, successors and assigns (the “Lender”).

R E C I T A L S

A. Lender and Borrower have entered into a certain Loan Agreement, dated as of the date hereof (the “Loan Agreement”), pursuant to which Lender will loan to Borrower no more than One Hundred Three Thousand and no/100ths dollars ($103,000) (the “Loan”) to finance tenant improvements described on Exhibit A attached hereto, and to be located at the property legally described as TRACT B R.L.S. NO 86 (the “Property”). Borrower’s payment obligations under the Loan Agreement will be evidenced by a promissory note (the “Note”) dated as of the date hereof.

B. As security for the repayment of the Loan, Lender has required that Borrower execute and deliver to Lender this Security Agreement granting a security interest to Lender in the equipment (the “Equipment”) as described on Exhibit A attached hereto, and located at the Property.

C. The Note, this Security Agreement, and any other instruments or documents given as security for the Loan are herein referred to as the “Loan Documents”.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Borrower, it is agreed as follows:

1. Grant of Security Interest. As security for the payment and performance of the Note and all other liabilities, obligations, and indebtedness of Borrower to Lender due or to become due, direct or indirect, absolute or contingent, joint or several, howsoever created, now or hereafter at any time created, arising, or evidenced under or pursuant to the Note or this Agreement or any other document or instrument evidencing or securing the Note, Borrower does hereby transfer, assign, and grant to Lender a security interest in all of Borrower’s right, title, and interest in and to the collateral described on Exhibit B hereto (hereinafter collectively referred to as the “Collateral”), whether now owned or hereafter acquired or arising, including any proceeds from the disposition of the Collateral.

2. Borrower’s Representations, Warranties and Covenants. Borrower represents, warrants, covenants, and agrees:

(a) Organization. Borrower is a corporation, validly existing and in good standing under the laws of the state of Deleware, and Borrower has full power and authority to execute, deliver, and perform the Loan Documents, and to own its property and conduct its business as presently conducted and as proposed to be conducted.

(b) Authorization. The execution, delivery, and performance of this Security Agreement have been duly authorized by all necessary action and will not:

(i) require any consent or approval of any entity that has not been obtained; or

(ii) violate any provision of any indenture, contract, agreement, or instrument to which Borrower is a party or by which it is bound.

(c) Performance by Borrower. Unless Borrower obtains Lender’s prior written consent, Borrower shall not:

(i) terminate its interest in any of the Collateral; or

(ii) sell, transfer, or assign, or offer to sell, transfer or assign all or any part of the Collateral or permit all or any part of the Collateral to be sold, transferred, or assigned; or

(iii) remove or consent to the removal of any of the Equipment from the Property.

(d) Title to Collateral. Borrower shall keep good marketable title to all of the Collateral, and none of the Collateral is subject to any lien or security interest except for the security interest created by this Security Agreement and other security interests consented to in writing by Lender. Borrower has not granted, and will not grant or permit to exist, any lien or security interests in all or a portion of the Collateral other than the liens in favor of Lender and other liens consented to in writing by Lender. Borrower shall defend the Collateral against all claims and demands of all and any other persons at any time claiming any interest therein adverse to Lender.

(e) Actions and Proceedings. There are no actions at law, suits in equity, or other proceedings pending before or expected to be filed with any governmental agency, commission, bureau, tribunal, or other arbitration proceedings against or affecting Borrower that if adversely determined would adversely affect Borrower’s interest in the Collateral or would adversely affect the rights of Borrower to pledge and assign all or a part of the Collateral or the rights and security afforded Lender hereunder.

(f) Insurance. Borrower agrees it will keep the Equipment insured at all times against loss by fire and other hazards concerning which, in the judgment of Lender, insurance protection is reasonably necessary and in amounts sufficient to protect against loss or damage of the Equipment. Such policy or policies will contain a loss payable clause in favor of Lender or its successors or assigns, in form satisfactory to Lender, provided, however, that Borrower may, at its reasonable discretion, self-insure the Equipment.

(g) No Fixture. If any of the Collateral is or becomes a fixture, Borrower agrees to furnish Lender, at Lender’s request, with a statement or statements signed by all persons who have or claim an interest in the real estate concerned, which statements shall provide that the signer consents to the security interest created hereby and disclaims any interest in the Collateral as fixtures.

(h) Understandings Regarding Collateral. Borrower acknowledges that the Collateral is of the design, capacity, and manufacture specified for and by Borrower, and that Borrower is satisfied that the same is suitable for its intended purposes. Borrower further acknowledges and agrees that Lender has not made, and does not make, any representation, warranty, or covenant with respect to merchantability, fitness for any purpose, durability, patent, copyright or trademark infringement, suitability, or capability of any item of Collateral in any respect or in connection with any other purpose or use of Borrower, or any other representation, warranty, or covenant of any kind or character expressed or implied with respect thereto. Borrower accordingly agrees not to assert any claim whatsoever against Lender based thereon. Borrower further agrees, regardless of cause, not to assert any claim whatsoever against Lender for loss of anticipatory profits or consequential damages.

(i) Use of Collateral. The Collateral will be used for its intended business purpose and will at all times be located at the Property.

(j) Condition of Collateral. Borrower will keep the Collateral in good condition and repair, reasonable wear and tear excepted, and will permit Lender to enter upon the Property at reasonable times for the purpose of examining the Collateral.

(k) Costs of Collection. In the event of any action or proceeding to collect or realize upon the Collateral or to enforce any of Lender’s rights hereunder, Borrower shall pay:

(i) all of Lender’s attorneys fees and other legal expenses, with interest thereon, incurred by Lender;

(ii) all taxes, levies, insurance expenses, and costs of repairs to, or maintenance of, the Collateral; and

(iii) all costs of Lender incurred in taking possession of, disposing of or preserving the Collateral after any Event of Default (defined below).

3. Event of Default. Upon the event of a default under the Loan Agreement, Lender may exercise any remedy available to it under the terms of the Loan Agreement.

4. Further Assurances. Borrower shall execute and deliver to Lender, promptly and at Borrower’s expense, Uniform Commercial Code (“Code”) financing statements and evidence of tax filings and payments, including without limitation a UCC-1 Financing Statement in substantially the form set forth in Exhibit C, attached hereto. Borrower agrees that: (i) Lender is authorized, at its option, to file a carbon, photographic, or other reproduction of this Agreement as a financing statement and that such statement shall be sufficient as a financing statement under the Code; and (ii) Lender is authorized to file financing statements or amendments thereto without the signature of Borrower, provided that if a signature is required by law, then Borrower appoints Lender as Borrower’s attorney-in-fact to execute any such financing statements.

5. Cumulative Remedies. All of Lender’s rights and remedies herein are cumulative and in addition to any rights or remedies available at law or in equity including the Code, and may be exercised concurrently or separately. Borrower shall pay all costs, expenses, losses, damages and legal costs (including attorneys fees) incurred by Lender as a result of enforcing any terms or conditions of this Agreement.

6. No Liability Imposed on Lender. Lender shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge any obligation, duty, or liability, nor shall this Agreement operate to place responsibility for the control, care, or management of the Equipment upon Lender.

7. Indemnification. Borrower agrees to defend, protect, indemnify and hold Lender harmless of and from any and all liability, loss, and damage that Lender does, may, or might incur under or by reason of this Agreement, and of and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings to perform or discharge any of the terms, covenants, or agreements contained herein. Should Lender incur any such liability or be required to defend against any such claims or demands, or should a judgment be entered against Lender, the amount thereof, including costs, expenses, and reasonable attorneys fees, shall bear interest thereon at the rate then in effect on the Note, shall be secured hereby, shall be added to the Loan, and Borrower shall reimburse Lender for the same immediately upon demand, and upon the failure of Borrower so to do, Lender may declare the Loan immediately due and payable.

8. Expenses of Lender. All expenses in protecting, storing, warehousing, insuring, handling, and shipping of the Collateral, all costs of keeping the Collateral free of liens, encumbrances and security interests (other than the security interest created by this Agreement) and the removing of the same and all excise, property, sales, and use taxes imposed by state, federal, or local authority on any of the Collateral or with respect to the sale thereof, shall be borne and paid for by Borrower and if Borrower fails to promptly pay any amounts thereof when due, Lender may, at its option, but shall not be required to, pay the same, and upon such payment the same shall constitute obligations and shall bear interest at the rate specified in the Note and shall be secured by the security interests granted hereunder.

9. Continuing Rights. The rights and powers of Lender hereunder shall continue and remain in full force effect until the Loan is paid in full.

10. Books and Records. Borrower will permit Lender and its representatives to examine Borrower’s books and records (including data processing records and systems) with respect to the Collateral and make copies thereof at any time and from time to time, and Borrower will furnish such information reports to Lender and its representatives regarding the Collateral as Lender and its representatives may from time to time request. Lender shall have the authority, at any time, to require Borrower to place upon Borrower’s books and records relating to the Collateral and other rights to payment covered by the security interest created in this Agreement a notation stating that any such Collateral and other rights of payment are subject to a security interest in favor of Lender.

11. Effect on Other Agreements. Nothing in this Agreement shall be construed to modify any term of any other agreement to which Lender and Borrower are parties.

12. Release and Indemnification Covenants. Except for any breach of the representations and warranties of Lender or the negligence or other wrongful act or omission of the following named parties, Borrower agrees to protect and defend Lender and the governing body members, officers, agents, servants and employees thereof, now and forever, and further agrees to hold the aforesaid harmless from any claim, demand, suit, action or other proceeding whatsoever by any person or entity whatsoever arising or purportedly arising from the acquisition, construction, installation, ownership, maintenance, and operation of the Equipment.

13. Modifications. This Agreement may be modified solely through written amendments hereto executed by Lender and Borrower and approved by the Minnesota Department of Employment and Economic Development.

14. Notices and Demands. Any notice, demand, or other communication under this Agreement by either party to the other shall be sufficiently given or delivered only if it is dispatched by registered or certified mail, postage prepaid, return receipt requested, or delivered personally:

(a) as to the Lender:	Coon Rapids EDA ATTN: Marc Nevinski 11155 Robinson Drive Coon Rapids, MN 55433

(b) as to the Borrower:	Sam Duffy Biovest International 324 South Hyde Park Ave., Suite 350 Tampa, FL, 33606 Mark Hirschel Biovest International 8500 Evergreen Blvd Coon Rapids, MN 55433

or at such other address with respect to any party as that party may, from time to time, designate in writing and forward to the others as provided in this Section 14.

15. Conflict of Interests; Representatives Not Individually Liable. No officer or employee of Lender may acquire any financial interest, direct or indirect, in this Agreement, the Project, or in any contract related to the Borrower. No officer, agent, or employee of Lender shall be personally liable to Borrower, or any successor in interest, in the event of any default or breach by Lender or for any amount which may become due to Borrower or on any obligation or term of this Agreement.

16. Binding Effect. The covenants and agreements in this Agreement shall bind and benefit the heirs, executors, administrators, successors, and assigns of the parties to this Agreement.

17. Merger. None of the provisions of this Agreement are intended to or shall be merged by reason of any deed transferring any interest in the Property and any such deed shall not be deemed to affect or impair the provisions and covenants of this Agreement.

18. Titles of Articles and Sections. Any titles of the several parts, Articles, and Sections of this Agreement are inserted for convenience of reference only and shall be disregarded in construing or interpreting any of its provisions.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

20. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the state of Minnesota without regard to its conflict of laws provisions. Any disputes, controversies, or claims arising out of this Agreement shall be heard in the state or federal courts of Minnesota, and all parties to this Agreement waive any objection to the jurisdiction of these courts, whether based on convenience or otherwise.

21. Waiver. The failure of any party to take any action or assert any right or remedy, or the partial exercise by any party of any right or remedy, shall not be deemed to be a waiver of such action, right, or remedy if the circumstances creating such action, right, or remedy continue or repeat.

22. Entire Agreement. This Agreement, with the other Loan Documents constitutes the entire agreement between the parties pertaining to its subject matter and it supercedes all prior contemporaneous agreements, representations, and understandings of the parties pertaining to the subject matter of this Agreement.

23. Separability. Wherever possible, each provision of this Agreement and each related document shall be interpreted so that it is valid under applicable law. If any provision of this Agreement or any related document is to any extent found invalid by a court or other governmental entity of competent jurisdiction, that provision shall be ineffective only to the extent of such invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other related document.

24 Immunity. Nothing in this Agreement shall be construed as a waiver by the City of any immunities, defenses, or other limitations on liability to which the City is entitled by law, including but not limited to the maximum monetary limits on liability established by Minnesota Statutes, Chapter 466.

24. Other Matters. All representations and warranties contained in this Agreement or in any other agreement between Borrower and Lender shall survive the execution, delivery and performance of this Agreement and the creation and payment of any indebtedness to Lender. Borrower waives notice of the acceptance of this Agreement by Lender.

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IN WITNESS WHEREOF, Lender has caused this Agreement to be duly executed in its name and behalf and Borrower has caused this Agreement to be duly executed in its name and behalf as of the date first above written.

THE ECONOMIC DEVELOPMENT AUTHORITY IN AND FOR THE CITY OF COON RAPIDS

By:	/s/ Tim Howe
Tim Howe, Chair

By:	/s/ Denise Klint
Denise Klint, Secretary

BIOVEST INTERNATIONAL, INC.

By:	/s/ David Moser
Name:	David Moser
Its:	Secretary

Approved as to form:

/s/ David Brodie
David Brodie, Assistant City Attorney

EXHIBIT A

EQUIPMENT & TENANT IMPROVEMENTS

EXHIBIT B

COLLATERAL

EXHIBIT C

UCC-1

FOR USE BY FILING OFFICER ONLY

STATE OF MINNESOTA UCC-1 FINANCING STATEMENT This statement is presented for filing pursuant to Minnesota Statutes 336.9-402 DEBTOR

Biovest International

8500 Evergreen Blvd

Coon Rapids, MN 55433

TIN:         41-1412084

SECURED PARTY

The Economic Development Authority

in and for City of Coon Rapids

11155 Robinson Dr.

Coon Rapids, MN 55433

COLLATERAL

See attached Exhibit B.

RETURN ACKNOWLEDGMENT COPY TO:	Biovest International, Inc.

Coon Rapids EDA	By:	/s/ David Moser
Attn Community Development Director	Name:	David Moser
11155 Robinson Drive	Its:	Secretary
Coon Rapids, MN 55433

UCC-1 Financing Statement naming

Biovest International, Inc. as Debtor

and

The Economic Development Authority in and for the City of Coon Rapids, as Secured Party

Pursuant to the provisions of the Security Agreement dated as of December 7, 2010 (the “Agreement”) between the Debtor and Secured Party, the Debtor does hereby assign to and grant to the Secured Party all of its right, title and interest in and to:

See Exhibit B

(the “Equipment”), contract rights (including contract rights pertaining to performance bonds, fidelity bonds, or insurance contracts) now or hereafter belonging or in any way pertaining to the Equipment, and all proceeds and products of the foregoing.